UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2025

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-06615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400
Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	(1)	(1)

(1)

On June 25, 2025, the New York Stock Exchange (“NYSE”) filed a Form 25 for Superior Industries International, Inc., a Delaware corporation (the “Company”), in connection with the delisting of the common stock, par value $0.01, of the Company (the “Common Stock”) from NYSE. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the U.S. Securities and Exchange Commission may determine, after the filing of the Form 25. The Common Stock began trading on the OTC Pink Market on June 25, 2025 under the symbol “SSUP”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Merger Agreement

On July 8, 2025, Superior Industries International, Inc., a Delaware corporation (the “Company” or “Superior”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, SUP Parent Holdings, LLC, a Delaware limited liability company (“Parent”), and SUP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of the lenders party to the Company’s existing Amended and Restated Credit Agreement, dated as of August 14, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Existing Term Loan Agreement”), by and among the Company, the lenders from time to time party thereto, Oaktree Fund Administration, LLC, as administrative agent, and JPMorgan Chase Bank, N.A., as collateral agent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The transaction committee (the “Transaction Committee”) of the board of directors of the Company (the “Board”) has unanimously determined that the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of the Company and its stockholders, and approved and declared advisable, and recommended that the Board approve and declare advisable, the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement. The Transaction Committee also recommended to that Board that it resolve to recommend that the Company’s stockholders vote to adopt the Merger Agreement.

The Board has determined that the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of the Company and its stockholders, and approved and declared advisable the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement. The Board also resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement.

The Merger

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (each, a “Common Share”) and each share of preferred stock, par value $0.01 per share designated as Series A Preferred Shares (the “Series A Preferred Shares”), in each case, issued and outstanding immediately prior to the Effective Time (other than shares owned by (i) Parent or Merger Sub or any of their respective Subsidiaries, (ii) the Company as treasury stock (each such share referred to in clauses (i) and (ii), an “Excluded Share” and, collectively, the “Excluded Shares”) and (iii) holders of Common Shares (“Dissenting Stockholders”) who have not voted in favor of the Merger or consented thereto and have properly exercised and perfected and not withdrawn, waived or lost a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law), will be converted into the right to receive:

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with respect to each Common Share, $0.09 per Common Share in cash, without interest thereon (the “Common Stock Merger Consideration” and the aggregate of such amount for all Common Shares, the “Aggregate Merger Consideration”); and

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with respect to each Series A Preferred Share, (1) an amount equal to the quotient of (x) the product of (a) the Aggregate Merger Consideration plus the aggregate consideration payable to the holders of Cash-Settled RSUs and Cash-Settled PSUs pursuant to the Merger Agreement, multiplied by (b) two (2), divided by (y) the total number of issued and outstanding Series A Preferred Shares as of immediately prior to the Effective Time, in cash, without interest thereon and (2) the number of fully paid and nonassessable units representing limited liability company interests of Parent to be issued by Parent such that immediately following such issuance and the Effective Time, the former holders of all Series A Preferred Shares shall hold, in the aggregate, 3.5% of Parent’s common equity (the “Preferred Stock Merger Consideration”, and together with the Common Stock Merger Consideration, the “Merger Consideration”).

Treatment of Equity Awards

At the Effective Time, each outstanding equity award will be treated as follows:

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Each outstanding time-based restricted stock unit (a “Company Restricted Stock Unit”) that was granted under the Company’s 2018 Equity Incentive Plan (the “Company Stock Plan”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will become fully vested and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment of an amount equal to the product of (i) the number of Common Shares underlying such Company Restricted Stock Unit, multiplied by (ii) the Common Stock Merger Consideration.

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Each outstanding performance-based restricted stock unit (a “Company Performance Stock Unit”) that was granted under the Company Stock Plan that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will become fully vested as if the applicable level of performance was achieved at target and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment of an amount equal to the product of (i) the number of Common Shares subject to such Company Performance Stock Unit that would vest based on the applicable target level of achievement of the performance metrics, multiplied by (ii) the Common Stock Merger Consideration.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the Company with respect to, among other things, (i) entity organization, good standing and qualifications, (ii) capital structure, (iii) authorization to enter into the Merger Agreement, (iv) consents and approvals, (v) financial statements, (vi) absence of changes, (vii) litigation, (viii) undisclosed liabilities, (ix) employee benefits, (x) labor matters, (xi) compliance with laws and licenses, (xii) material contracts, (xiii) takeover statutes, (xiv) environmental matters, (xv) taxes, (xvi) intellectual property, (xvii) insurance, (xviii) real property, (xix) brokers, (xx) affiliate transactions, and (xxi) key customers and suppliers. The Merger Agreement also contains customary representations and warranties of Parent and Merger Sub with respect to, among other things, (a) entity organization, good standing and qualification, (b) ownership, (c) authorization to enter into the Merger Agreement, (d) consents and approvals, (e) litigation, (f) brokers and (g) financial ability. The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the closing of the transactions contemplated by the Merger Agreement. The representations and warranties made by the Company are qualified by disclosures made in disclosure schedules and its Securities and Exchange Commission (“SEC”) filings.

Covenants

The Merger Agreement also contains certain covenants and agreements of the parties, including, among others, covenants and agreements relating to (i) the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement, (ii) restrictions on the Company’s participation in any discussions or negotiations with any person making any proposal for an alternative transaction, and the requirement that the Board recommend to the Company’s stockholders that they adopt the Merger Agreement, in each case subject to certain exceptions and provided that the Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to a proposal for an alternative transaction or following an intervening event, (iii) the preparation and filing of a proxy statement on Schedule 14A in preliminary form relating to the meeting of the Company’s stockholders for purposes of adoption of the Merger Agreement, (iv) the Company and Parent’s efforts to obtain approvals from governmental agencies, (v) the protection of, and access to, confidential information of the parties, (vi) the benefits for continuing employees following the Closing, (vii) payment of expenses and certain taxes, (viii) indemnification and directors’ and officers’ insurance, (ix) certain litigation matters, (x) resignation of directors or officers of the Company and its subsidiaries, as requested by Parent, (xi) entry into customary mutual releases and (xii) obtaining a revolving credit facility on terms reasonably acceptable to Parent and the Company (the “Acceptable Revolving Credit Facility”).

Conditions to Closing

The parties’ respective obligations to consummate the Merger are subject to the satisfaction or waiver of customary conditions set forth in the Merger Agreement, including, among others: (i) the adoption of the Merger Agreement by the holders of a majority of the voting power of the outstanding common and preferred stock of the Company, voting together as a single class, (ii) the receipt of certain consents or approvals from governmental entities, (iii) the absence of any law or governmental order from any governmental entity of competent jurisdiction prohibiting the Merger, (iv) no Company Material Adverse Effect having occurred since the signing of the Merger Agreement, (v) entering into the Acceptable Revolving Credit Facility, (vi) the execution of certain contracts in form and substance reasonably acceptable to Parent and (vii) certain other customary conditions relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations.

Termination

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) the right of the Company to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, subject to specified limitations and requirements, and (ii) the right of Parent to terminate the Merger Agreement if the Board changes its recommendation that the Company’s stockholders vote to adopt the Merger Agreement as described in the Merger Agreement. Subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by November 22, 2025 (the “Termination Date”); provided, that, if as of the Termination Date all of the closing conditions, other than certain conditions related to obtaining consents and approvals from governmental entities, are satisfied or waived, or are capable of being satisfied at such time, the Termination Date shall automatically be extended until December 22, 2025 (or until January 22, 2026 if a subsequent extension is required to satisfy such conditions). In addition to the foregoing termination rights and certain other termination rights set forth in the Merger Agreement, Parent has the right to terminate the Merger Agreement if (a) the preliminary proxy statement has not been filed by the Company with the SEC on or prior to July 29, 2025, (b) the Company Requisite Vote has not been obtained by certain dates, (c) the RSA (as defined below) is terminated, (d) the Company commences or becomes subject to any chapter 11 bankruptcy proceedings, (e) either of the parties receive a request for additional information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (f) any transaction litigation pending before a governmental entity is not resolved within certain timeframes, (g) any Voting and Support Agreement (as described below) is terminated, materially modified in a manner not approved by Parent, breached under certain circumstances or the Company waives any rights under a Voting and Support Agreement or (h) the Company has not received executed copies of certain contracts in form and substance reasonably acceptable to Parent within a certain timeframe.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete, and is subject to and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement will be provided to give investors information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Merger Agreement will be filed as an exhibit to an amendment of this Current Report on Form 8-K, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company entered into Voting and Support Agreements (the “Voting and Support Agreements”) with each of TPG Growth III Sidewall, L.P. (“TPG”) and certain directors, officers and other stockholders (collectively, the “Common Supporting Stockholders” and, together with TPG, the “Supporting Stockholders” and, individually, a “Supporting Stockholder”) with respect to shares owned of record or beneficially by each Supporting Stockholder (collectively, the “Owned Shares”).

The Supporting Stockholders have agreed to vote all of their Owned Shares:

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in favor of the Merger, the adoption of the Merger Agreement, each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement;

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against any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement; and

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against any Acquisition Proposal (which is not a Superior Proposal or an Acquisition Proposal for which the Board has made a Change in Recommendation) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

In the event the Board makes a Change in Recommendation, each Supporting Stockholder may vote its shares with respect to the above matters in any manner it chooses.

Each Supporting Stockholder has agreed not to take certain actions, including (i) tendering any Owned Shares into any tender or exchange offer, (ii) transferring any Owned Shares (subject to certain exceptions), (iii) granting any proxies or powers of attorney or (iv) taking any action that would make any representation or warranty of such Supporting Stockholder contained in the Voting and Support Agreement untrue or incorrect in any material respect or have the effect of delaying, preventing or disabling such Supporting Stockholder from performing its obligations under the Voting and Support Agreement in any material respect.

In addition, TPG has agreed that the receipt of the aggregate amount of the Preferred Stock Merger Consideration pursuant to the terms of the Merger Agreement will constitute payment in full for all shares of Preferred Stock owned by TPG. TPG has agreed to waive (i) until the Effective Time or the termination of the Voting and Support Agreement, any and all rights to dividends it is entitled to receive as a holder of Series A Preferred Stock and (ii) any and all rights and remedies in connection with or related to the Merger (and any other transactions entered into by the Company in connection therewith, including the transactions contemplated by the Subscription Agreement (as described below)) other than rights and remedies arising under the Merger Agreement or related documents or transactions themselves, and/or the incurrence of indebtedness under the Company’s existing credit agreements it may have.

The Voting and Support Agreements will terminate upon the earliest to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) solely in the case of TPG, the occurrence of (a) a decrease in the Preferred Stock Merger Consideration, (b) the termination of the RSA with respect to the Company or the Consenting Lenders (as defined below) or (c) one or more chapter 11 bankruptcy proceedings are commenced by the Company or its subsidiaries or other parties commence chapter 11 bankruptcy proceedings regarding the Company or its subsidiaries and are not dismissed within 30 days.

The foregoing description of each Voting and Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to each such Voting and Support Agreement, the forms of which will be filed as exhibits to an amendment of this Current Report on Form 8-K.

Subscription Agreement

Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Parent, pursuant to which Parent has agreed to purchase, and the Company has agreed to issue and sell to Parent, (i) 7,600,000 Common Shares (the “Subscription Shares”) or (ii) such other number of Common Shares as may be mutually agreed by the Company and Parent, in each case, for a purchase price of $0.09 per share.

The purchase of the Subscription Shares will take place one Business Day prior to the record date for the meeting of the Company’s stockholders to consider and vote on the adoption of the Merger Agreement. The Subscription Agreement contains representations, warranties, covenants and conditions to closing that are customary for an agreement of this nature.

In addition, if the Company enters into an Alternative Acquisition Agreement as permitted by the Merger Agreement, Parent has agreed to vote its Subscription Shares at any meeting of Company stockholders:

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in favor of the transaction contemplated by such Alternative Acquisition Agreement (the “Alternative Acquisition”), and each of the other actions contemplated by the Alternative Acquisition Agreement or necessary or desirable in furtherance of the Alternative Acquisition and the other transactions contemplated by the Alternative Acquisition Agreement;

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against any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Alternative Acquisition under the Alternative Acquisition Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Alternative Acquisition Agreement; and

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against any proposal to enter into any other transaction, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Alternative Acquisition and the other transactions contemplated by the Alternative Acquisition Agreement.

In the event the Company engages in an Alternative Acquisition as permitted by the Merger Agreement, Parent will be entitled to receive at the closing of such Alternative Acquisition as consideration for the Subscription Shares to be paid in connection with such Alternative Acquisition, an amount that is equal to the purchase price that Parent paid to acquire the Subscription Shares.

The Subscription Shares being sold to Parent pursuant to the Subscription Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Subscription Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Subscription Agreement, a copy of which will be filed as an exhibit to an amendment of this Current Report on Form 8-K.

Recapitalization Support Agreement

Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company and each of its subsidiaries (together with the Company, the “Company Group”) entered into a Recapitalization Support Agreement (the “RSA”) with the lenders holding 100% of the term loan debt under the Existing Term Loan Credit Agreement (the “Consenting Term Loan Lenders” and, collectively, with any other party that executes a joinder to the RSA that subsequently becomes effective, the “Consenting Parties”).

Pursuant to the RSA, the Consenting Parties have agreed to support a transaction (the “Transaction”) involving (i) the partial equitization of the term loans under the Existing Term Loan Credit Agreement and (ii) a recapitalization of the Company, subject to the terms and conditions of the RSA and the recapitalization term sheet attached thereto as Exhibit A (the “Term Sheet”).

The RSA provides that the Transaction will be implemented on either (i) a consensual out-of-court basis (the “Out-of-Court Structure”), without recourse to proceedings under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) or (ii) an in-court basis (the “Chapter 11 Structure”) through prepackaged or prearranged cases for the Company and certain other of its subsidiaries, if any (collectively, the “Debtors”), under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).

The Term Sheet contemplates, among other things:

•	The Transaction will be implemented either (i) through the Out-of-Court Structure through the Merger Agreement or (ii) through the Chapter 11 Structure if the following milestones are not met:

•	(y) the Company fails to file the preliminary proxy statement on or prior to July 29, 2025; or

•	(z) the Merger is not approved by the required vote at a duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof) prior to:

•	October 1, 2025, if the SEC informs the Company that it will not review the proxy statement; or

•	October 31, 2025, if the SEC informs the Company that it will review the proxy statement and issues any comments in such review.

•	Each Consenting Term Loan Lender will consent to:

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the conversion, on a dollar-for-dollar basis, to Take Back Term Loans (as defined in the Term Sheet) of an amount of its Existing Term Loan Claims (as defined in the Term Sheet) that will result in (x) the aggregate principal amount of funded debt, preferred equity or other securities entitled to recover before the New Common Equity (as defined in the Term Sheet), in each case, of Reorganized Superior (as defined in the Term Sheet), and its subsidiaries immediately following the Effective Time less (y) the aggregate amount of unrestricted cash and cash equivalents of Reorganized Superior, and its subsidiaries immediately following the Effective Time, not exceeding $125,000,000; and

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if the Transaction is implemented through the Out-of-Court Structure, the contribution of the balance of its Existing Term Loan Claims to New TopCo in exchange for 100% of the New Common Equity, subject to dilution by the Out-of-Court Preferred Shareholder Equity Distribution and the MIP (each as defined in the Term Sheet); or

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if the Transaction is implemented pursuant to the Chapter 11 Structure, as part of the chapter 11 plan, the full satisfaction and extinguishment of the balance of its claims in exchange for 100% of the New Common Equity, subject to dilution by the In-Court Preferred Shareholder Equity Distribution (as defined in the Term Sheet), if applicable, and the MIP.

•	The Series A Preferred Shares will be cancelled, released, and extinguished, and TPG will receive:

•	if the Transaction is implemented through the Out-of-Court Structure, the Preferred Stock Merger Consideration; or

•	if the Transaction is implemented through Chapter 11 Cases, either:

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if (A) TPG votes to accept the chapter 11 plan and (B) all classes of creditors senior to TPG vote to accept, or are deemed to accept, the chapter 11 plan, 1.75% of the New Common Equity, subject to dilution by the MIP (as defined in the Term Sheet); or

•	if (X) TPG votes to reject the chapter 11 plan or (Y) any class of creditors votes to reject, or is deemed to reject, the chapter 11 plan, no distribution or consideration.

•	The existing Common Shares will be cancelled, released, and extinguished, and each holder of Common Shares will receive:

•	if the Transaction is implemented through the Out-of-Court Structure, the Common Stock Merger Consideration; or

•	if the Transaction is implemented through the Chapter 11 Structure, no distribution or consideration.

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The Company shall, at the option of the Requisite Consenting Term Loan Lenders (as defined in the RSA), (a) execute an amendment to the Existing Revolving Credit Agreement (as defined in the RSA) in form and substance reasonably acceptable to the Requisite

Consenting Term Loan Lenders that results in the Existing Revolving Credit Facility (as defined in the RSA) remaining outstanding upon and after the Effective Time on terms not materially less favorable to the Company than the Existing Revolving Credit Facility or otherwise reasonably acceptable to the Requisite Consenting Term Loan Lenders, including with respect to any waivers and/or consents (including in respect of a change of control) necessary to effectuate the Transaction or (b) refinance the Existing Revolving Credit Facility with a new super-priority revolving credit facility of a similar size and on terms not materially less favorable to the Company than the Existing Revolving Credit Facility or otherwise reasonably acceptable to the Requisite Consenting Term Loan Lenders.

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If the Transaction is implemented through the Out-of-Court Structure, (i) all other claims against the Company Group will be satisfied in the ordinary course of business or otherwise be unimpaired and (ii) pursuant to the Subscription Agreement (as described above), the Company shall issue 7,600,000 Common Shares (or such other number of Common Shares as may be mutually agreed by the Company and Parent) to Parent at the same price per share in cash as the Common Merger Consideration.

The RSA also contemplates the following milestones with respect to a Transaction implemented through a Chapter 11 Structure:

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in the event of prepackaged Chapter 11 Cases, no later than seven Business Days (as defined in the RSA) prior to the Petition Date (as defined in the RSA), the Company shall commence the Solicitation (as defined in the RSA);

•	in the event of prepackaged Chapter 11 Cases, no later than two Business Days prior to the Petition Date, the Company shall complete the Solicitation;

•	no later than the Commencement Deadline (as defined in the RSA), the Petition Date shall have occurred.

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in the event of prepackaged or prearranged Chapter 11 Cases, no later than one day after the Petition Date, the Debtors shall have filed the Plan, Disclosure Statement, and motion seeking approval of the DIP Financing, (each as defined in the RSA), if applicable;

•	no later than five days after the Petition Date, the Bankruptcy Court (as defined in the RSA) shall have entered an interim DIP Order (as defined in the RSA), if applicable;

•	no later than 30 days after the Petition Date, the Bankruptcy Court shall have entered a final DIP Order, if applicable; and

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(1) in the event of prepackaged Chapter 11 Cases, no later than 60 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order (as defined in the RSA) the Disclosure Statement Order (as defined in the RSA), or (2) in the event of prearranged Chapter 11 Cases, no later than 60 days after the Petition Date, the Bankruptcy Court shall have entered the Disclosure Statement Order and no later than 120 days after the Petition Date, the Bankruptcy shall have entered the Confirmation Order.

The RSA contains certain covenants on the part of each of the Consenting Parties, including, among other things, (i) commitments to support, and to use commercially reasonable efforts and timely take all reasonable actions necessary to support, implement and consummate the Transaction and (ii) commitments to negotiate in good faith and use commercially reasonable efforts to execute and implement definitive documents that are consistent with the RSA.

Pursuant to the RSA, the Consenting Parties have agreed to implement the Transaction by no later than 120 calendar days after the Petition Date in the event of prepackaged Chapter 11 Cases or 150 calendar days after the Petition Date in the event of prearranged Chapter 11 Cases, in each case, if the Effective Time has not occurred, which deadlines may be extended or waived in writing by the Requisite Consenting Term Loan Lenders in their sole discretion.

The foregoing description of the RSA does not purport to be complete and is subject to, and is qualified in its entirety by reference to the RSA, a copy of which will be filed as an exhibit to an amendment of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the heading “Subscription Agreement” in Item 1.01 above is incorporated by reference into this Item 3.02.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these Subscription Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01	Regulation FD Disclosure.

On July 8, 2025, the Company and Parent issued a joint press release announcing that they have entered into the Merger Agreement, the RSA and related transactions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Joint Press Release, dated July 8, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transactions contemplated by the Merger Agreement, the RSA and the related documents (the “Proposed Transactions”), including the expected time period to consummate the Proposed Transactions, and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company and Parent, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the substantial doubt regarding the Company’s ability to continue as a going concern; the consummation of the Proposed Transactions on the anticipated terms and timing, or at all, including obtaining regulatory approvals and receipt of the approval of the Company’s stockholders; the achievement of the milestones set forth in the RSA by their respective deadlines or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreements; the anticipated tax treatment of the Proposed Transactions; the possibility that any of the anticipated benefits of the Proposed Transactions will not be realized or will not be realized within the expected time period; potential litigation relating to the

Proposed Transactions; the risk that disruptions from the Proposed Transactions will harm the Company’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the Proposed Transactions; the potential for modification or adjustment of the Merger Agreement or the RSA; the parties’ ability to satisfy their respective conditions and consummate the Proposed Transactions; certain restrictions during the pendency of the Proposed Transactions that may impact the Company’s financial performance, operating results, ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; fees, costs and expenses and the possibility that the Proposed Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the events of industry, market, economic, political or regulatory conditions outside of the Company’s control; future fluctuations in the Company’s market capitalization and stockholders’ equity; the expected timing and process for the delisting of the Common Shares from the NYSE and deregistration under the Securities Act; other risks related to the Proposed Transactions that will be included in the proxy statement on Schedule 14A filed with the SEC in connection with the Merger (the “Proxy Statement”); and those risks described in Item 1A of Part I of the Company’s Annual Report on Form 10-K, filed with the SEC on March 6, 2025, in Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2025, and the Company’s other filings with the SEC. These disclosures are incorporated by reference in this communication. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Readers are cautioned not to place undue reliance on this forward-looking information, which is as of the date of this communication. The Company does not intend to update these statements unless required by the securities or other applicable laws to do so, and the Company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this communication.

No Offer or Solicitation; Additional Information and Where to Find It

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the Merger, the Company intends to file relevant materials with the SEC, including the Proxy Statement. This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger. STOCKHOLDERS OF THE COMPANY ARE ADVISED AND URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTIONS AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING OF STOCKHOLDERS. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and the Company’s other filings with the SEC also will be available free of charge on the Company’s website at https://www.supind.com/investor-relations/financial-reports.html.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on April 3, 2025 (the “2025 Definitive Proxy”), which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000095552/000114036125012052/edge20039491x1_def14a.htm. Please refer to the sections captioned “Voting Securities and Principal Ownership” and “Executive Compensation and Related Information” in the 2025 Definitive Proxy. To the extent that certain Company participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the 2025 Definitive Proxy, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=95552&owner=exclude.

Such filings and the 2025 Definitive Proxy are available free of charge on the Company’s website at https://www.supind.com/investor-relations/financial-reports.html or through the SEC’s website at http://www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests in the Company, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC. (Registrant)

Date: July 8, 2025	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Exhibit 99.1

News Release

Superior to be Acquired by a Group of Existing Term Loan Investors Committed to Its Long-Term Stability and Growth

SOUTHFIELD, MICHIGAN – July 8, 2025 – Superior Industries International, Inc. (“Superior” or the “Company”) (OTC Pink:SSUP) today announced it has entered into definitive agreements to be acquired by a group of its term loan investors (the “Investors”), including Oaktree Capital Management. As part of the transaction, the Investors will convert a significant portion of their term loans into equity which, alongside the extinguishment of the Company’s preferred stock, will better position the business for long-term growth with customers and suppliers across the global wheel industry.

Under the terms of the transaction agreements, which have been approved by Superior’s Board of Directors:

•	The acquisition will be implemented via a merger with an entity indirectly owned by the Investors.

•	The Investors will convert up to approximately $550 million of their term loan claims into 96.5% of the common equity of an indirect parent company of the surviving entity (the “New Equity”).

•	The Company’s existing revolving credit facility and factoring facilities will remain in place on their current terms or be refinanced prior to the closing of the transaction.

•

Holders of the Company’s common stock will receive, in the aggregate, approximately $3.1 million in cash, and the holder of the Company’s preferred stock will receive approximately $6.2 million in cash and an aggregate of 3.5% of the New Equity.

•	Company stockholders representing approximately 40% of the Company’s voting power have entered into voting and support agreements to approve the transaction.

As a result of the transaction, funded debt will be reduced by nearly 90% from approximately $982 million (inclusive of the preferred stock) to approximately $125 million. By addressing the over-leveraged balance sheet, this transaction will eliminate a major distraction and allow Superior to refocus on delivering high quality, cost-competitive wheels to all of its customers.

“This transaction represents a pivotal milestone for Superior. Our term loan investors are reaffirming their confidence in the business and stepping in to provide the necessary financial foundation to support our long-term success,” said Majdi Abulaban, President and Chief Executive Officer. “With the broadest portfolio in the industry, a strategically advantaged footprint, and a newly minted best-in-class balance sheet, we are well positioned to capitalize on growth opportunities with both existing and new OEM customers. More than ever, we are seeing unprecedented levels of RFQs as customers seek to de-risk long supply chains and respond to evolving tariff dynamics.”

“Despite recent headwinds with certain of its customers, the demand for high-quality, cost-competitive, in-region manufacturing capacity is greater than ever, and we are excited to support the Superior leadership team in this next phase,” said Robert LaRoche, Managing Director at Oaktree Capital Management.

The transactions are expected to close in the third quarter of 2025 and are subject to customary closing conditions and receipt of required regulatory approvals. Following the closing, the Company will become privately held.

Advisors

Lazard is serving as the Company’s investment banker, Alvarez & Marsal is serving as financial advisor and Weil, Gotshal & Manges LLP is serving as legal counsel to Superior.

Riveron is serving as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to the ad hoc group of term loan investors.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates with customers to design, engineer, and manufacture a wide variety of innovative and high-quality products utilizing the latest light weighting and finishing technologies. Superior serves the European aftermarket with the brands ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the OTC Pink Limited Exchange. For more information, please visit www.supind.com.

About Oaktree Capital Management, L.P.

Oaktree is a leader among global investment managers specializing in alternative investments, with $203 billion in assets under management as of March 31, 2025. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,200 employees and offices in 23 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1934, as amended (the “Exchanged Act”). In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target,” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transactions contemplated by the definitive transaction agreements (the “Proposed Transactions”), including the expected time period to consummate the Proposed Transactions, and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company and the Investors, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the substantial doubt regarding the Company’s ability to continue as a going concern; the consummation of the Proposed Transactions on the anticipated terms and timing, or at all, including obtaining regulatory approvals and receipt of the approval of the Company’s stockholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreements; the anticipated tax treatment of the Proposed Transactions; the possibility that any of the anticipated benefits of the Proposed Transactions will not be realized or will not be realized within the expected time period; potential litigation relating to the Proposed Transactions; the risk that disruptions from the Proposed Transactions will harm the Company’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the Proposed Transactions; the potential for modification or adjustment of the definitive transaction agreements; the parties’ ability to satisfy their respective conditions and consummate the Proposed Transactions; certain restrictions during the pendency of the Proposed Transactions that may impact the Company’s financial performance, operating results, ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; fees, costs and expenses and the possibility that the Proposed Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effects of industry, market, economic, political or regulatory conditions outside of the Company’s control; future fluctuations in the Company’s market capitalization and stockholders’ equity; the expected timing and process for the delisting of the Company’s common stock from the New York Stock Exchange and deregistration under the Securities Act; other risks related to the Proposed Transactions that will be included in the Company’s proxy statement on Schedule 14A (the “Proxy Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”); and those risks described in Item 1A of Part I of the Company’s Annual Report on Form 10-K, filed with the SEC on March 6, 2025, in Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2025, and the Company’s other filings with the SEC. These disclosures are incorporated by reference in this communication. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Readers are cautioned not to place undue reliance on this forward-looking information, which is as of the date of this communication. The Company does not intend to update these statements unless required by securities or other applicable laws to do so, and the Company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this communication.

No Offer or Solicitation; Additional Information and Where to Find It

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the Proposed Transactions, the Company intends to file relevant materials with the SEC, including the Proxy Statement. This press release is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Proposed Transactions. STOCKHOLDERS OF THE COMPANY ARE ADVISED AND URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTIONS AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING OF THE COMPANY’S STOCKHOLDERS TO BE HELD IN CONNECTION WITH THE PROPOSED TRANSACTIONS. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and the Company’s other filings with the SEC also will be available free of charge on the Company’s website at https://www.supind.com/investor-relations/financial-reports.html.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the Proposed Transactions. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on April 3, 2025 (the “2025 Definitive Proxy”), which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000095552/000114036125012052/edge20039491x1_def14a.htm. Please refer to the sections captioned “Voting Securities and Principal Ownership” and “Executive Compensation and Related Information” in the 2025 Definitive Proxy. To the extent that certain Company participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the 2025 Definitive Proxy, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=95552&owner=exclude. Such filings and the 2025 Definitive Proxy are available free of charge on the Company’s website at https://www.supind.com/investor-relations/financial-reports.html or through the SEC’s website at http://www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests in the Company, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Proposed Transactions.

Contact:

Superior Investor Relations

(248) 234-7104

Investor.Relations@supind.com